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                                                                     Exhibit 3.3


                            PREDICTIVE SYSTEMS, INC.


                           Incorporated under the laws
                            of the State of Delaware




                          AMENDED AND RESTATED BY-LAWS



                           As adopted on March 4, 1999



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





                            PREDICTIVE SYSTEMS, INC.


                          AMENDED AND RESTATED BY-LAWS

                                TABLE OF CONTENTS



ARTICLE I Offices...........................................................................................1

         SECTION 1.  Registered Office......................................................................1

         SECTION 2.  Other Offices..........................................................................1

ARTICLE II MEETING OF STOCKHOLDERS; STOCKHOLDERS' CONSENT IN LIEU OF MEETING................................1

         SECTION 1.  Annual Meetings........................................................................1

         SECTION 2.  Special Meetings.......................................................................1

         SECTION 3.  Notice of Meetings.....................................................................2

         SECTION 4.  Quorum.................................................................................2

         SECTION 5.  Organization...........................................................................2

         SECTION 6.  Order of Business......................................................................3

         SECTION 7.  Voting.................................................................................3

         SECTION 8.  Inspection.............................................................................3

         SECTION 9.  List of Stockholders...................................................................3

         SECTION 10. Stockholders' Consent in Lieu of Meeting...............................................4

ARTICLE III BOARD OF DIRECTORS..............................................................................4

         SECTION 1.  General Powers.........................................................................4

         SECTION 2.  Number and Term of Office..............................................................4

         SECTION 3.  Election of Directors..................................................................4

         SECTION 4.  Resignation, Removal and Vacancies.....................................................4

         SECTION 5.  Meetings...............................................................................5


                                                                            i


         SECTION 6.  Directors' Consent in Lieu of Meeting..................................................6

         SECTION 7.  Action by Means of Conference Telephone or Similar Communications Equipment............6

         SECTION 8.  Committees.............................................................................6

ARTICLE IV OFFICERS.........................................................................................7

         SECTION 1.  Executive Officers.....................................................................7

         SECTION 2.  Authority and Duties...................................................................7

         SECTION 3.  Other Officers.........................................................................7

         SECTION 4.  Term of Office, Resignation and Removal................................................7

         SECTION 5.  Vacancies..............................................................................7

         SECTION 6.  The Chairman...........................................................................8

         SECTION 7.  The President..........................................................................8

         SECTION 8.  Vice Presidents........................................................................8

         SECTION 9.  Secretary and Assistant Secretaries....................................................8

         SECTION 10. Treasurer and Assistant Treasurers.....................................................9

ARTICLE V CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.....................................................9

         SECTION 1.  Execution of Documents.................................................................9

         SECTION 2.  Deposits..............................................................................10

         SECTION 3.  Proxies with Respect to Stock or Other Securities of Other Corporations...............10

ARTICLE VI SHARES AND THEIR TRANSFER; FIXING RECORD DATE...................................................10

         SECTION 1.  Certificates for Shares...............................................................10

         SECTION 2.  Record................................................................................10

         SECTION 3.  Transfer and Registration of Stock....................................................10

         SECTION 4.  Addresses of Stockholders.............................................................11

         SECTION 5.  Lost, Destroyed and Mutilated Certificates............................................11



                                                                         ii

         SECTION 6.  Regulations...........................................................................11

         SECTION 7.  Fixing Date for Determination of Stockholders of Record...............................11

ARTICLE VII SEAL...........................................................................................12

ARTICLE VIII FISCAL YEAR...................................................................................12

ARTICLE IX INDEMNIFICATION AND INSURANCE...................................................................12

         SECTION 1. Indemnification........................................................................12

         SECTION 2. Insurance..............................................................................14

ARTICLE X AMENDMENT........................................................................................14



                         AMENDED AND RESTATED BY-LAWS OF
                            PREDICTIVE SYSTEMS, INC.


                                    ARTICLE I

                                     OFFICES

         SECTION 1. REGISTERED OFFICE.

         The registered office of PREDICTIVE SYSTEMS, INC. (the "Corporation"), in the State of Delaware shall be at 1209 Orange Street, Wilmington, DE, and the registered agent in charge thereof shall be The Corporation Trust Company, or such other office or agent as the Board of Directors of the Corporation (the "Board") shall from time to time select.

         SECTION 2. OTHER OFFICES.

         The Corporation may also have an office or offices, and keep the books and records of the Corporation, at any other place or places within or outside the State of Delaware, as the Board may from time to time determine.


                                   ARTICLE II

                     MEETING OF STOCKHOLDERS; STOCKHOLDERS'
                           CONSENT IN LIEU OF MEETING

         SECTION 1. ANNUAL MEETINGS.

         The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board and designated in the notice or waiver of notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the "General Corporation Law") to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 10 of this Article II.

         SECTION 2. SPECIAL MEETINGS.

         A special meeting of the stockholders for any purpose or purposes may be called by the Board, the Chairman, the President or the record holders of at least a majority of the issued and outstanding shares of Common Stock of the Corporation, to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

         SECTION 3. NOTICE OF MEETINGS.

         Except as otherwise required by statute, the Certificate of Incorporation, as amended from time to time, of the Corporation (the "Certificate") or these By-laws, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering written notice thereof to him personally, or by mailing a copy of such notice, postage prepaid, directly to him at his address as it appears in the records of the Corporation, or by transmitting such notice thereof to him at such address by telegraph, cable or other telephonic transmission. Every such notice shall state the place, the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person-or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting. Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such notice or waiver of notice. Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.

         SECTION 4. QUORUM.

         At each meeting of the stockholders, except where otherwise provided by the Certificate or these By-laws, the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders present in person or represented by proxy and entitled to vote, or, in the absence of all the stockholders entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock to constitute a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 5. ORGANIZATION.

         (a) Unless otherwise determined by the Board, at each meeting of the stockholders, one of the following shall act as Chairman of the meeting and preside thereat, in the following order of precedence:

                  (i) the Chairman;

                  (ii) the President;

                  (iii) any director, officer or stockholder of the Corporation designated by the Board to act as Chairman of such meeting and to preside thereat if the Chairman or the President shall be absent from such meeting; or

                  (iv) a stockholder of record who shall be chosen Chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

         (b) The Secretary or, if he shall be presiding over such meeting in accordance with the provisions of this Section 5 or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 6. ORDER OF BUSINESS.

         The order of business at each meeting of the stockholders shall be determined by the Chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

         SECTION 7. VOTING.

         Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

         SECTION 8. INSPECTION.

         The chairman of the meeting may at any time appoint one or more inspectors to serve at any meeting of the stockholders. Any inspector may be removed, and a new inspector or inspectors appointed, by the Board at any time. Such inspectors shall decide upon the qualifications of voters, accept and count votes, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other matter in which he may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

         SECTION 9. LIST OF STOCKHOLDERS.

         It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 10. STOCKHOLDERS' CONSENT IN LIEU OF MEETING.

         Any action required by the General Corporation Law to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, by a consent in writing, as permitted by the General Corporation Law.


                                  ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

         SECTION 1. GENERAL POWERS.

         The business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

         SECTION 2. NUMBER AND TERM OF OFFICE.

         Except as otherwise required by the Certificate, the number of directors shall be fixed from time to time by the Board; provided that the number of directors shall not be less than 3 nor more than 7. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

         SECTION 3. ELECTION OF DIRECTORS.

         Except as otherwise required by the Certificate, at each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present in person or by proxy and entitled to vote thereon shall be the directors; provided, however, that for purposes of such vote no stockholder shall be allowed to cumulate his votes. Unless an election by ballot shall be demanded as provided in Section 7 of Article II, election of directors may be conducted in any manner approved at such meeting.

         SECTION 4. RESIGNATION, REMOVAL AND VACANCIES.

                  (a) Any director may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  (b) Except as otherwise required by the Certificate, any director or the entire Board may be removed, with or without cause, at any time by vote of the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to
Section 10 of Article II.

                  (c) Except as otherwise required by the Certificate, vacancies occurring on the Board for any reason may be filled by vote of the stockholders or by the stockholders' written consent pursuant to Section 10 of Article II, or by vote of the Board or by the directors' written consent pursuant to Section 6 of this Article III. If the number of directors then in office is less than a quorum, such vacancies may be filled by a vote of a majority of the directors then in office.

         SECTION 5. MEETINGS.

         (a) ANNUAL MEETINGS. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 6 of this Article III.

         (b) OTHER MEETINGS. Other meetings of the Board shall be held at such times and places as the Board, the Chairman, the President or any director shall from time to time determine.

         (c) NOTICE OF MEETINGS. Notice shall be given to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three days before the date on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than two days before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

         (d) PLACE OF MEETINGS. The Board may hold its meetings at such place or places within or outside the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

         (e) QUORUM AND MANNER OF ACTING. Except as otherwise required by the Certificate, a majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

         (f) ORGANIZATION. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

                  (i) the Chairman;

                  (ii) the President (if a director); or

                  (iii) any director designated by a majority of the directors present.

The Secretary or, in the case of his absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 6. DIRECTORS' CONSENT IN LIEU OF MEETING.

         Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the directors then in office and such consent is filed with the minutes of the proceedings of the Board.

         SECTION 7. ACTION BY MEANS OF CONFERENCE TELEPHONE OR SIMILAR
                    COMMUNICATIONS EQUIPMENT.

         Any one or more members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         SECTION 8. COMMITTEES.

         The Board may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more directors of the Corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

         SECTION 1. EXECUTIVE OFFICERS.

         The principal officers of the Corporation shall be a Chairman, if one is appointed (and any references to the Chairman shall not apply if a Chairman has not been appointed), a President, a Secretary, and a Treasurer, and may include such other officers as the Board may appoint pursuant to Section 3 of this Article IV. Any two or more offices may be held by the same person.

         SECTION 2. AUTHORITY AND DUTIES.

         All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent so provided, by the Board.

         SECTION 3. OTHER OFFICERS.

         The Corporation may have such other officers, agents and employees as the Board may deem necessary, including one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Vice Presidents, each of whom shall hold office for such period, have such authority, and perform such duties as the Board, the Chairman, or the President may from time to time determine. The Board may delegate to any principal officer the power to appoint and define the authority and duties of, or remove, any such officers, agents, or employees.

         SECTION 4. TERM OF OFFICE, RESIGNATION AND REMOVAL.

                  (a) All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each officer shall hold office until his successor has been elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.

                  (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified, at the time it is accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                  (c) Except as otherwise required by the Certificate, all officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.

         SECTION 5. VACANCIES.

         If the office of Chairman, President, Secretary or Treasurer becomes vacant for any reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired, unless reelected or reappointed by the Board.

         SECTION 6. THE CHAIRMAN.

         Chairman of the Board and Vice-Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors. stockholders at which he is present.

         SECTION 7. THE CHIEF EXECUTIVE OFFICER.

         The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders and, if he is a director, at all meetings of the Board of Directors. The Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 8. THE PRESIDENT.

         The President shall, subject to the direction of the Board of Directors and the Chief Executive Officer, have general charge and supervision of the business of the corporation. Unless the Board of Directors has designated a Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 9. VICE PRESIDENTS.

         Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

         SECTION 10. SECRETARY AND ASSISTANT SECRETARIES.

         The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

         Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

         In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

         SECTION 11. TREASURER AND ASSISTANT TREASURERS.

         The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.


                                   ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
                 ----------------------------------------------

         SECTION 1. EXECUTION OF DOCUMENTS.

         The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; unless so designated or expressly authorized by these By-laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable pecuniarily for any purpose or amount.

         SECTION 2. DEPOSITS.

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.

         SECTION 3. PROXIES WITH RESPECT TO STOCK OR OTHER SECURITIES OF OTHER
                    CORPORATIONS.

         The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent with respect to such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.

                                   ARTICLE VI

                  SHARES AND THEIR TRANSFER; FIXING RECORD DATE
                  ---------------------------------------------

         SECTION 1. CERTIFICATES FOR SHARES.

         Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall be in such form as shall be prescribed by the Board. Certificates shall be numbered and issued in consecutive order and shall be signed by, or in the name of, the Corporation by the Chairman, the President or any Vice President, and by the Treasurer (or an Assistant Treasurer, if appointed) or the Secretary (or an Assistant Secretary, if appointed). In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

         SECTION 2. RECORD.

         A record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes regarding the Corporation.

         SECTION 3. TRANSFER AND REGISTRATION OF STOCK.

         (a) The transfer of stock and certificates which represent the stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

         (b) Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

         SECTION 4. ADDRESSES OF STOCKHOLDERS.

         Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post-office address, if any, as the same appears on the share record books of the Corporation or at his last known post-office address.

         SECTION 5. LOST, DESTROYED AND MUTILATED CERTIFICATES.

         The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

         SECTION 6. REGULATIONS.

         The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

         SECTION 7. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

         (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.


                                  ARTICLE VII

                                      SEAL
                                      ----

         The corporate seal shall be in such form as shall be approved by the Board of Directors.


                                  ARTICLE VIII

                                   FISCAL YEAR
                                   -----------

         The fiscal year of the Corporation shall be the calendar year unless otherwise determined by the Board.


                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

         SECTION 1. INDEMNIFICATION.

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

         (a) As provided in the Charter, to the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for breach of fiduciary duty as a director.

         (b) Without limitation of any right conferred by paragraph (a) of this
Section 1, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity while serving as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, testators, intestates, executors and administrators; provided, however, that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided further, however, that no indemnification shall be made in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable to the Corporation, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification; provided further, however, that, except as provided in Section l(c) of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) initiated by such indemnitee was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

         (c) If a claim under Section (b) of this Article IX is not paid in full by the Corporation with 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), and
(ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication, it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law. Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including the Board, independent legal counsel, or the stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

         (d) The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Charter, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 2. INSURANCE.

         (a) The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

                                    ARTICLE X

                                    AMENDMENT
                                    ---------

         Except as required by the Certificate, any by-law (including these By-laws) may be adopted, amended or repealed by the vote of the holders of a majority of the shares then entitled to vote or by the stockholders' written consent pursuant to Section 10 of Article II, or by the vote of the Board or by the directors' written consent pursuant to Section 6 of Article III.